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Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Registration Statement on Form S-3 of Multi-Media Tutorial Services, Inc. of our report dated May 29, 1996 (except for
Note 16b, as to which the date is June 11, 1996) incorporated herein by reference and to the reference to our firm under the caption "Experts" in the Prospectus.



/s/ Holtz Rubenstein & Co., LLP


Melville, New York
November 27, 1996